EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Sunset Island Group, Inc.

We hereby consent to the inclusion in this Current Report on Form S-1 of our report dated November 7, 2016, relating to the financial statements of Sunset Island Group, Inc. as of October 31, 2016 and for the period September 29, 2016 (inception) to October 31, 2016, which is contained in Form S-1, and of our report dated November 7, 2016.

/s/ Simon & Edward, LLP

July 14, 2017

Diamond Bar, California

Address: 3230 Fallow Field Drive, Diamond Bar, CA 91765, U.S.A

Tel: +1 (909)839-0188 Fax: +1 (909) 839-1128 Website: www.secpa.us